UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

CVB Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

California	000-10140	95-3629339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N HAVEN AVE STE 350
ONTARIO , California		91764
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 909 980-4030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2026, CVB Financial Corp. (the “Company”) received notice that Richard Wohl will retire from his role as Executive Vice President and General Counsel of the Company and its principal subsidiary, Citizens Business Bank, National Association, effective on June 5, 2026.

In recognition of Mr. Wohl’s sustained and exemplary service to the Company as its General Counsel, which service commenced in October 2011, the Compensation Committee of the Company’s Board of Directors has provided for the early acceleration of vesting, effective on June 5, 2026, of the following equity awards granted to Mr. Wohl under the Company’s 2018 Equity Incentive Plan: (i) an award of 3,074 shares of restricted stock which would have otherwise vested in January 2027, (ii) an award of 5,816 shares of restricted stock which would have otherwise vested in two equal increments in January 2027 and January 2028, and (iii) an award of 9,014 shares of restricted stock which would have otherwise vested in three equal increments in January 2027, January 2028 and January 2029. The Company believes this early acceleration of restricted stock awards and performance restricted stock units has a total value of approximately $364,346, based on the closing price of the Company’s stock of $20.35 on May 22, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date:	May 26, 2026	By:	/s/ E. Allen Nicholson
E. Allen Nicholson Executive Vice President and Chief Financial Officer